UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2023

THE J. M. SMUCKER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	001-05111	34-0538550
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Strawberry Lane Orrville, Ohio	44667-0280
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	SJM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 11, 2023, The J. M. Smucker Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives for the underwriters named in Schedule 1 annexed thereto (the “Underwriters”), providing for the offer and sale by the Company of $750 million aggregate principal amount of 5.900% Notes due 2028 (the “2028 Notes”), $1,000 million aggregate principal amount of 6.200% Notes due 2033 (the “2033 Notes”), $750 million aggregate principal amount of 6.500% Notes due 2043 (the “2043 Notes”), and $1,000 million aggregate principal amount of 6.500% Notes due 2053 (the “2053 Notes” and, together with the 2028 Notes, the 2033 Notes and the 2043 Notes, the “Securities”).

The Underwriting Agreement contains customary representations, warranties and covenants of the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the copy thereof which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

Item 8.01	Other Events.

On October 11, 2023, the Company agreed to sell the Securities pursuant to the Underwriting Agreement. The sale of the Securities is expected to close on October 25, 2023. The offering of the 2028 Notes was priced at 99.956% of the $750 million principal amount of 2028 Notes to be issued. The offering of the 2033 Notes was priced at 99.935% of the $1,000 million principal amount of 2033 Notes to be issued. The offering of the 2043 Notes was priced at 99.077% of the $750 million principal amount of 2043 Notes to be issued. The offering of the 2053 Notes was priced at 99.288% of the $1,000 million principal amount of 2053 Notes to be issued.

The expected net proceeds will be approximately $3,460 million after deducting the underwriting discount but before deducting the Company’s expenses related to the offering. The Company intends to use the net proceeds from the offering of the Securities, together with cash on hand and proceeds of other incurrences of indebtedness, to fund the cash consideration payable by the Company pursuant to that certain Agreement and Plan of Merger, dated as of September 10, 2023, by and among the Company, Hostess Brands, Inc., a Delaware corporation (“Hostess Brands”), and SSF Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger”), to repay certain outstanding indebtedness of Hostess Brands and its subsidiaries (the “Refinancing”) and to pay fees and expenses in connection with the Merger and the Refinancing. The Company intends to use the balance of the net proceeds for general corporate purposes, which could include, but are not limited to, repayments of other outstanding debt (including the repayment of commercial paper outstanding), capital expenditures or working capital.

The offering of the Securities was registered under the Securities Act of 1933, as amended (the “Securities Act”), and is being made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-274747) and the Prospectus included therein, filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 28, 2023, and the Prospectus Supplement relating thereto dated October 11, 2023 and filed with the SEC on October 13, 2023 pursuant to Rule 424(b)(2) promulgated under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit

1.1	Underwriting Agreement, dated as of October 11, 2023, among the Company, BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives for the underwriters named in Schedule 1 annexed thereto.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

Forward Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of federal securities laws that involve risks and uncertainties relating to future events and the future performance of the Company and Hostess Brands, including regarding the Company’s proposed acquisition of Hostess Brands, the prospective benefits of the proposed acquisition, the potential consideration amount and the terms and the anticipated occurrence, manner and timing of the proposed exchange offer and the closing of the proposed acquisition. The forward-looking statements may include statements concerning our current expectations, estimates, assumptions and beliefs concerning future events, conditions, plans and strategies that are not historical fact. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as “expect,” “anticipate,” “believe,” “intend,” “will,” “plan,” “strive” and similar phrases. Federal securities laws provide a safe harbor for forward-looking statements to encourage companies to provide prospective information. The Company is providing this cautionary statement in connection with the safe harbor provisions. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made, when evaluating the information presented in this Current Report on Form 8-K, as such statements are by nature subject to risks, uncertainties and other factors, many of which are outside of our control and could cause actual results to differ materially from such statements and from our historical results and experience. These risks and uncertainties include, but are not limited to, the following: uncertainties relating to the timing of the exchange offer and merger between the Company, SSF Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Company, and Hostess Brands (the “Transaction”); uncertainties as to how many of Hostess Brands’ stockholders will tender their stock in the exchange offer; the possibility that competing offers will be made; the possibility that any or all of the conditions to the consummation of the Transaction may not be satisfied or waived, including failure to receive required regulatory approvals; the possibility that the Transaction does not close; risks related to the Company’s ability to realize the anticipated benefits of the Transaction, including the possibility that the expected benefits will not be realized or will not be realized within the expected time period; the effect of the announcement or pendency of the Transaction on the Company’s ability to retain key personnel and to maintain relationships with customers, suppliers and other business partners; risks relating to potential diversion of management attention from the Company’s ongoing business operations; negative effects of this announcement or the consummation of the Transaction on the market price of the Company’s or Hostess Brands’ common stock and/or operating results; transaction costs associated with the Transaction; disruptions or inefficiencies in the Company’s operations or supply chain, including any impact caused by product recalls (including the Jif® peanut butter product recall), political instability, terrorism, armed hostilities (including the ongoing conflict between Russia and Ukraine), extreme weather conditions, natural disasters, pandemics (including the novel coronavirus), work stoppages or labor shortages, or other calamities; risks related to the availability, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging, and transportation; the impact of food security concerns involving either the Company’s products or its competitors’ products, including changes in consumer preference, consumer litigation, actions by the U.S. Food and Drug Administration or other agencies, and product recalls; risks associated with derivative and purchasing strategies the Company employs to manage commodity pricing and interest rate risks; the availability of reliable transportation on acceptable terms; the ability to achieve cost savings related to restructuring and cost management programs in the amounts and within the time frames currently anticipated; the ability to generate sufficient cash flow to continue operating under the Company’s capital deployment model, including capital expenditures, debt repayment, dividend payments, and share repurchases; the ability to implement and realize the full benefit of price changes, and the impact of the timing of the price changes to profits and cash flow in a particular period; the success and cost of marketing and sales programs and strategies intended to promote growth in the Company’s businesses, including product innovation; general competitive activity in the market, including competitors’ pricing practices and promotional spending levels; the Company’s ability to attract and retain key talent; the concentration of certain of the Company’s businesses with key customers and suppliers, including single-source suppliers of certain key raw materials and finished goods, and the Company’s ability to manage and maintain key relationships; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in the useful lives of other intangible assets or other long-lived assets; the impact of new or changes to existing governmental laws and regulations and their application; the outcome of tax examinations, changes in tax laws, and other tax matters; a disruption, failure, or security breach of the Company or their suppliers’ information technology systems, including, but not limited to, ransomware attacks; and foreign currency exchange rate and interest rate fluctuations.

A more complete description of these and other material risks can be found under “Risk Factors” in reports and statements filed by the Company and Hostess Brands respectively with the SEC, including each of the Company’s and Hostess Brands’ most recent Annual Reports on Form 10-K, as well as the Form S-4 and related exchange offer documents filed by the Company and its acquisition subsidiary, SSF Holdings, Inc. on October 10, 2023 (the “exchange offer”) and the Schedule 14D-9 filed by Hostess Brands. The Company does not undertake any obligation to update or revise these forward-looking statements, which speak only as of the date made, to reflect new events or circumstances.

Additional Information and Where to Find It

The Company commenced the exchange offer on October 10, 2023. This Current Report on Form 8-K is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the exchange offer materials that Hostess Brands, the Company, or its acquisition subsidiary, SSF Holdings, Inc., has filed or will file with the SEC. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The solicitation and offer to buy Hostess Brands stock will only be made pursuant to the Offer to Exchange and related exchange offer materials that the Company has filed with the SEC. At the time the exchange offer was commenced, the Company and its acquisition subsidiary filed a tender offer statement on Schedule TO, the Company filed a registration statement on Form S-4 and Hostess Brands filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the exchange offer. HOSTESS BRANDS’ STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ CAREFULLY THE EXCHANGE OFFER MATERIALS (INCLUDING THE OFFER TO EXCHANGE, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER EXCHANGE OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, BECAUSE THEY WILL EACH CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF HOSTESS BRANDS SECURITIES AND OTHER INVESTORS SHOULD CONSIDER BEFORE MAKING ANY DECISION WITH RESPECT TO THE EXCHANGE OFFER.

The Offer to Exchange, the related Letter of Transmittal, certain other exchange offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, have been or will be made available to all stockholders of Hostess Brands at no expense to them and are also made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting either the Company or Hostess Brands. Copies of the documents filed with the SEC by Hostess Brands are and will be available free of charge on Hostess Brands’ website at https://www.hostessbrands.com. Copies of the documents filed with the SEC by the Company are and will be available free of charge on the Company’s website at https://investors.jmsmucker.com.

In addition to the Offer to Exchange, the related Letter of Transmittal and certain other exchange offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, the Company and Hostess Brands each file annual, quarterly and current reports, proxy statements and other information with the SEC, which are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

Date: October 13, 2023	By:	/s/ Jeannette L. Knudsen
	Name:	Jeannette L. Knudsen
	Title:	Chief Legal Officer and Secretary